Exhibit 99.2

INDEPENDENT AUDITORS’ REPORT

To the Members
Brooklyn Renaissance Hotel LLC

We have audited the accompanying consolidated financial statements of Brooklyn Renaissance Hotel LLC and Subsidiaries, which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of income, changes in members’ equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

(Continued)

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Brooklyn Renaissance Hotel LLC and Subsidiaries as of   December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Friedman LLP

Friedman LLP
New York, NY
April 4, 2014

BROOKLYN RENAISSANCE HOTEL LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2013	2012
ASSETS
Current assets
Cash and cash equivalents	$6,548,993	$10,436,809
Mortgage escrow deposit	1,920,933	1,487,093
Accounts receivable, net	4,456,092	3,827,041
Prepaid expenses and other current assets	968,129	1,028,619
Total current assets	13,894,147	16,779,562

Restricted cash	13,836,802	11,369,518
Due from Brooklyn Renaissance Holding Company LLC	3,066,102	3,054,771
Hotel property and equipment, net	90,333,365	94,089,414
Deferred costs, net	1,081,279	1,089,351
Deferred rent	370,022	-
	$122,581,717	$126,382,616

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$4,408,996	$4,217,341
Taxes payable	64,167	167,025
Due to Marriott International Inc.	88,221	25,477
Current maturities of mortgage payable	1,550,516	1,464,539
Total current liabilities	6,111,900	5,874,382

Tenant security deposits payable	132,500	-
Mortgage payable, less current maturities	86,992,930	88,543,446
	93,237,330	94,417,828

Commitments and contingencies

Members’ equity	29,344,387	31,964,788
	$122,581,717	$126,382,616

See notes to consoliated financial statements.

BROOKLYN RENAISSANCE HOTEL LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Year Ended December 31,
	2013	2012
Revenues
Rooms	$52,147,937	$50,466,600
Food and beverage	13,518,465	11,957,151
Other hotel charges	736,764	806,147
Rental income	370,022	182,352
	66,773,188	63,412,250
Cost of sales
Rooms	16,279,831	15,488,649
Food and beverage	14,837,154	13,718,951
Other	1,329,923	1,208,968
	32,446,908	30,416,568

Income from department operations	34,326,280	32,995,682
Other operating expenses
General and administrative	3,198,032	2,986,288
Office expenses and supplies	1,392,591	1,282,033
Credit card fees	1,301,739	1,213,872
Marketing and promotion	4,132,437	4,101,118
Utilities	2,772,093	2,658,592
Repairs and maintenance	3,297,560	3,148,426
Depreciation	4,279,802	4,326,090
Management fees	2,369,883	1,703,578
Insurance	414,826	345,865
Real estate taxes and business improvement district costs	1,104,426	950,832
Ground rent	136,776	136,776
	24,400,165	22,853,470

Income from operations	9,926,115	10,142,212
Other expenses (income)
Interest expense	5,103,926	5,199,863
Write-off of deferred rent	-	1,034,726
Amortization of deferred financing costs	275,208	275,208
Interest income	(4,486)	(9,687)
	5,374,648	6,500,110

Net income before taxes	4,551,467	3,642,102

NYC unincorporated business taxes	171,868	167,025

Net income	$4,379,599	$3,475,077
See notes to consoliated financial statements.

BROOKLYN RENAISSANCE HOTEL LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

	MWR	Luk-Ren,	MI Member,
	L.L.C.	Inc.	LLC	Total

Balance, January 1, 2012	$13,674,111	$18,037,797	$(244,289)	$31,467,619

Net income	1,922,412	896,570	656,095	3,475,077

Distributions	(1,207,842)	(1,207,842)	(562,224)	(2,977,908)
Balance, December 31, 2012	14,388,681	17,726,525	(150,418)	31,964,788

Net income	2,422,794	1,129,937	826,868	4,379,599

Distributions	(2,839,207)	(2,839,207)	(1,321,586)	(7,000,000)
Balance, December 31, 2013	$13,972,268	$16,017,255	$(645,136)	$29,344,387
See notes to consoliated financial statements.

BROOKLYN RENAISSANCE HOTEL LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2013	2012
Cash flows from operating activities
Net income	$4,379,599	$3,475,077
Adjustments to reconcile net income to net cash
provided by operating activities
Depreciation	4,279,802	4,326,090
Amortization of deferred costs	286,788	470,132
Deferred rent	(370,022)	1,034,726
Recovery of doubtful accounts	(13,671)	(6,983)
Changes in operating assets and liabilities
Mortgage escrow deposit	(433,840)	(517,767)
Accounts receivable	(615,380)	(515,664)
Prepaid expenses and other current assets	60,490	(179,859)
Deferred costs	(278,716)	-
Accounts payable and accrued expenses	191,654	572,370
Tenant security deposits	132,500	-
Taxes payable	(102,858)	167,025
Due to Brooklyn Renaissance Holding Company LLC	(11,331)	-
Due to Marriott International Inc.	62,744	(252,190)
Net cash provided by operating activities	7,567,759	8,572,957

Cash flows from investing activities
Additions to restricted cash	(2,467,284)	(2,441,042)
Additions and improvements to hotel property and equipment	(523,752)	(455,278)
Net cash used in investing activities	(2,991,036)	(2,896,320)

Cash flows from financing activities
Principal repayments of mortgage payable	(1,464,539)	(1,369,246)
Distributions to members	(7,000,000)	(2,977,908)
Net cash used in financing activities	(8,464,539)	(4,347,154)

Net increase (decrease) in cash and cash equivalents	(3,887,816)	1,329,483

Cash and cash equivalents, beginning of year	10,436,809	9,107,326
Cash and cash equivalents, end of year	$6,548,993	$10,436,809

Supplemental cash flow disclosures
Interest paid	$5,108,744	$5,204,038
Income tax paid	74,726	-

See notes to consoliated financial statements.

BROOKLYN RENAISSANCE HOTEL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1 - ORGANIZATION

Brooklyn Renaissance Hotel LLC (the “Company”) was organized as a New York limited liability company on June 27, 1996 to own and operate a 376-room Marriott hotel (the “Hotel”) located in downtown Brooklyn, New York. The Hotel was expanded to add 280 rooms effective September 2006 for a total of 656 rooms. The members of the Company are MWR L.L.C. (“MWR”), a New York limited liability company and an affiliate of Muss Development LLC; Luk-Ren, Inc. (“LRI”), a subsidiary of Leucadia National Corporation, MI Member LLC (“MIM”) a Delaware limited liability company and a wholly owned second tier subsidiary of Marriott International Inc. (“Marriott”).

On November 1, 2004, Brooklyn Renaissance Hotel II LLC (“BRH II”), a New York limited liability company, was formed to manage expansion projects for the Hotel. On December 12, 2006, Brooklyn Renaissance Hotel III LLC (“BRH III”), a Delaware limited liability company, was formed to obtain permanent financing for the completed Hotel expansion. BRH II and BRH III are wholly owned subsidiaries of the Company.

The Company’s operating agreement, dated December 29, 1998, provides that the term of the Company will continue until December 31, 2095, unless terminated earlier by mutual agreement. Net income or net loss for any period is allocated first in accordance with any applicable federal income tax accounting principles, with certain adjustments. After making such allocation, any remaining income is allocated to each member first to the extent of any cumulative net losses, then to the extent of any cumulative preferred returns and, last, in accordance with the member’s ownership interest. Capital contributions made by members after the initial contribution, if any, are subject to a preferred return rate of 12.5% compounded annually.

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation
The consolidated financial statements include the accounts of the Company, BRH II, and BRH III. All significant intercompany transactions and balances have been eliminated.

Use of Estimates
Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and reported revenues and expenses. Actual results could differ from those estimates.

Cash and Cash Equivalents
Cash balances in banks are insured by the Federal Deposit Insurance Corporation subject to certain limitations. For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

BROOKLYN RENAISSANCE HOTEL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts Receivable, Net
Accounts receivable are stated at net realizable value. An allowance for doubtful accounts is recorded based on a combination of historical experience, aging analysis and information on specific accounts. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Accounts are considered past due or delinquent based on contractual terms and how recently payments have been received. The allowance for doubtful accounts was $59,651 and $73,322, respectively, at December 31, 2013 and 2012.

Food, Beverage and Supplies
Food, beverage, china, glassware, silverware and linen are expensed as used. Food and beverage aggregating $91,631 and $87,396 are included in prepaid expenses and other current assets at December 31, 2013 and 2012, respectively, and will be expensed as used.

Hotel Property and Equipment, Net
Hotel property and equipment are recorded at cost. Maintenance and repairs are charged to operations at the time the expenditures are made, whereas betterments and improvements are capitalized. Upon sale or other disposition of real estate, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations.

Accounting principles generally accepted in the United States of America (“GAAP”) require the carrying amounts of such real estate assets to be evaluated for recoverability whenever events or changes in circumstances indicate that the carrying amounts may no longer be appropriate. A real estate asset is considered impaired when its carrying amount is greater than the undiscounted future net cash flows the asset is expected to generate. An impairment is recognized to the extent that the carrying amount exceeds the fair value, which is determined using discounted cash flow models or independent appraisals. Based on management’s evaluations, there were no events or changes in circumstances; therefore, no impairment charge was deemed necessary at December 31, 2013 and 2012.

Impairment assessment inherently involves judgment as to assumptions about expected future cash flows and the impact of market conditions on those assumptions. Future events and changing market conditions may impact management’s assumptions as to sales prices, rental rates, costs, holding periods or other factors that may result in changes in management’s estimates of future cash flows. Although management believes the assumptions used in testing for impairment are reasonable, changes in any one of the assumptions could produce a significantly different result.

BROOKLYN RENAISSANCE HOTEL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Deferred Costs, Net
Deferred costs at December 31, 2013 and 2012 include financing costs of $2,752,000, which are being amortized on a straight-line basis over the term of the related mortgage, which approximates the effective interest method. Also included in deferred costs at December 31, 2013 are leasing commissions of $278,716, which are being amortized over the life of the lease (see Note 10).

Revenue Recognition
Revenue from room sales and other guest services is recognized when rooms are occupied and services have been rendered. Food and beverage revenues are recognized when served.

In accordance with GAAP, rental income to be received during the entire term of the lease is recognized ratably on a straight-line basis over the term of the lease. Recognition of additional rent income based on sales is deferred until the specified target that triggers contingent rental income is achieved. Upon early termination of a lease, any remaining deferred rent is written off.

Depreciation
Depreciation on building and improvements is calculated using the straight-line method over an estimated useful life of 39 years. Depreciation on furniture, fixtures and equipment is calculated using either an accelerated method or the straight-line method over their estimated lives ranging from three to seven years.

Presentation of Sales Tax
New York State and New York City impose sales tax on hotel room occupancy and sales of food and drinks. The Company’s hotel operator collects the sales tax from customers and remits the amount to New York State. The Company’s accounting policy is to exclude the tax collected and remitted to New York State from revenues and expenses.

Income Taxes
The Company has elected to be treated as a partnership for federal income tax purposes. As a partnership, the Company is not directly subject to tax, and the taxable income or loss of the Company is included in the income tax returns of the members; accordingly, no provision for income tax expense or benefit is reflected in the accompanying financial statements. The Company is subject to New York City unincorporated business tax.

Federal, state and local tax returns for years prior to 2010 are no longer subject to examination by tax authorities.

Reclassifications
Certain reclassifications have been made to the prior year financial statements to conform to the current year presentation.

BROOKLYN RENAISSANCE HOTEL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value Measurements
GAAP defines fair value, provides guidance for measuring fair value and requires certain disclosures utilizing a fair value hierarchy which is categorized into three levels based on the inputs to the valuation techniques used to measure fair value. These principles discuss valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flows) and the cost approach (cost to replace the service capacity of an asset or replacement cost).

GAAP also requires certain entities to disclose the fair value of specified financial instruments for which it is practicable to estimate that value. Cash and cash equivalents, accounts receivable, prepaid expenses and other current assets and accounts payable and accrued expenses are reflected in the accompanying balance sheets at amounts considered by management to reasonably approximate fair value due to their liquidity and short-term nature. The carrying values of the intercompany receivables and payables approximate their fair value because of the revolving nature of the obligations. It is not practicable to estimate the fair value of the mortgage payable due to current economic conditions where financing of this nature is not readily available at this time.

Subsequent Events
These financial statements were approved by management and available for issuance on April 4, 2014. Management has evaluated subsequent events through this date.

3 - HOTEL PROPERTY AND EQUIPMENT, NET

	December 31,
	2013	2012

Land and land improvements	$8,827,652	$8,827,652
Building	105,667,056	105,667,056
Building improvements	4,387,634	4,387,634
Furniture and fixtures and equipment	31,168,664	30,644,912
	150,051,006	149,527,254
Less - Accumulated depreciation
and amortization	59,717,641	55,437,840
	$90,333,365	$94,089,414

BROOKLYN RENAISSANCE HOTEL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4 - MORTGAGE PAYABLE

On December 15, 2006, BRH III obtained a $95,000,000 mortgage loan from a bank to repay the Company’s mortgage and construction loans. The loan bears interest at 5.64% a year, matures on January 11, 2017, and requires principal payments based on a 30-year amortization schedule. The mortgage balance at maturity will be approximately $83,600,000.

Annual maturities of principal are approximately as follows:

Year Ending
December 31,

2014	$1,550,000
2015	1,642,000
2016	1,724,000
2017	83,627,000
$88,543,000

5 - MANAGEMENT AGREEMENT

The Company entered into a management agreement with Marriott Hotel Services, Inc. (“MHS”) to supervise, direct and control the management and operation of the Hotel. In consideration for these services, MHS receives a base management fee of 3.5% of annual gross revenues up to $60 million and 3% of gross revenues in excess of $60 million, and an incentive management fee of 22.5% of available cash flow after owner’s priority, as defined, over a certain amount ($11 million at December 31, 2013 and 2012). The agreement is in effect through December 31, 2021.

The Company has the option to terminate the agreement if the annual performance termination threshold is not met. The threshold is annual operating profit, as defined, of $8,800,000 for each year through 2016 and $10,200,000 for each year thereafter. MHS did not meet the performance termination threshold for the year ended December 31, 2010 and agreed to waive its receipt of the base management fee for thirteen consecutive accounting periods (an accounting period is four weeks) commencing on April 23, 2011 in order to avoid termination, as provided for in the agreement. MHS met the performance threshold for the years ended December 31, 2013 and 2012. The base management fee commenced May 19, 2012.

For the years ended December 31, 2013 and 2012, the Company incurred management fees of $2,290,883 and $1,623,678, respectively. There were no incentive management fees earned for the years ended December 31, 2013 and 2012.

BROOKLYN RENAISSANCE HOTEL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6 - RESTRICTED CASH

The management agreement discussed in Note 5 requires MHS to fund a capital reserve for renovations, refurbishments and other special capital expenditures which is included in restricted cash. The contribution rate is 4.7% of annual gross revenues through December 31, 2015, 4.8% of gross revenues for the year ended December 31, 2016 and 5.0% of gross revenues thereafter.

At December 31, 2013 and 2012, $13,836,802 and $11,369,518 in capital reserves were recorded as restricted cash.

At December 31, 2013, $132,500 in tenant security deposits for the restaurant lease (see Note 10) was recorded as restricted cash.

7 - RELATED PARTY TRANSACTIONS

Due from Brooklyn Renaissance Holding Company LLC
The account consists of the allocated cost of improvements and cash advances made to Brooklyn Renaissance Holding Company LLC, a related party through common ownership. The balance is noninterest-bearing and due on demand.

Due to Marriott International Inc.
MHS is a wholly owned subsidiary of Marriott. In accordance with the management agreement discussed in Note 5, Marriott keeps a separate record of the Hotel transactions for the year, the net effect of which can either be an asset or a liability of the Company. As of December 31, 2013 and 2012, these transactions resulted in a cumulative liability of $88,221 and $25,477, respectively, to Marriott.

Management Fees
Management fees of $79,000 were paid to an affiliate of MWR, a member of the Company, for each of the years ended December 31, 2013 and 2012.

8 - COLLECTIVE BARGAINING AGREEMENT (“CBA”)

At December 31, 2013, approximately 92% of the Company’s employees are covered by a 2006 CBA between the Hotel Association of New York City, Inc. (on behalf of participating hotels as “Employer”) and the New York Hotel and Motel Trades Council, AFL-CIO (the “Union”) which expired on June 30, 2012. On January 26, 2012, the Employer and the Union entered into the 2012 Memorandum of Understanding (the “2012 CBA”) which modified and extended the CBA from July 1, 2012 to June 30, 2019. The 2012 CBA provides, generally, for basic pay rates, working hours, benefits, other conditions of employment and orderly settlement of labor disputes. Generally, labor relations have been maintained in a normal and satisfactory manner, and management believes that employee relations are satisfactory.

BROOKLYN RENAISSANCE HOTEL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9 - RETIREMENT PLANS

401(k) Plan
MHS has a 401(k) plan, Marriott International, Inc. Employers’ 401(k) Plan, that covers all eligible nonunion employees at the Hotel. MHS may make discretionary employer contributions to this plan on the first 6% of salary contributed to the plan by the participating employees. For 2013, MHS’s match was 75% of the first 3% and 50% of the next 3% of employees’ salary deferrals. The 401(k) plan expense for the years ended December 31, 2013 and 2012 was $189,821 and $158,249, respectively.

Multiemployer Pension Plans and Other Postretirement Plans
The Company is a participant in a multiemployer defined benefit pension plan under the terms of the 2006 CBA and the 2012 CBA. The risks of participating in multiemployer plans are different from single-employer plans in the following aspects: a) assets contributed to the multiemployer plan by one employer may be used to provide benefits to employees of other participating employers; b) if a participating employer stops contributing to the plan, the unfunded obligations of the plan may be borne by the remaining participating employers; c) if a company chooses to stop participating in its multiemployer plan, it may be required to pay the plan an amount based on the underfunded status of the plan, referred to as a withdrawal liability.

Information with respect to the multiemployer plan the Company participates in is shown in the following table:

Name of Plan: New York Hotel Trades Council and Hotel Association of New York City, Inc. Pension Fund (the “Plan”). Employer ID Number: 13-1764242 Plan 001.

Certified Zone Status
		Improvement/		Expiration	Contributions Paid
		Rehabilitation	Surcharge	Date	Year Ended December 31,
2012	2011	Plan	Paid	of CBA	2013	2012

Yellow	Yellow	Yes	No	June 30, 2019	$1,228,016	$1,211,961

As defined by the Pension Protection Act, certified zone status represents the level at which a plan is funded. Plans in the red zone are less than 65% funded; plans in the yellow zone are less than 80% funded; and plans in the green zone are at least 80% funded. For the Plan, the latest certified zone statuses are for year-ends as of January 1, 2012 and 2011. Zone status is based on information provided by the Plan and is certified by the Plan’s actuary.

BROOKLYN RENAISSANCE HOTEL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9 - RETIREMENT PLANS (Continued)

Multiemployer Pension Plans and Other Postretirement Plans (Continued)

As required by law, the Board of Trustees of the Plan adopted a Rehabilitation Plan with schedules of contribution increases and benefit reductions designed to improve the Plan’s funded status over a specified period of time.

Based on information as of December 31, 2012 and 2011, Company contributions made to the Plan did not represent more than 5% of total contributions received by the plan.

As of the date the financial statements were issued, the Form 5500 was not available for the plan year ended December 31, 2013.

In the event of withdrawal from the Plan, the Company may be subject to payment of a withdrawal liability under the provisions of the Multiemployer Pension Plan Amendments Act of 1980. Management does not intend to take any action which would subject it to such liability.

In addition to the Plan, the 2006 CBA and 2012 CBA require the Company to participate in two multiemployer plans that provide benefits other than pensions to covered employees. The New York Hotel Trades Council and Hotel Association of New York City, Inc. Health Benefits Fund (the “Fund”) provides health benefits to eligible Union members and their eligible dependents. Full-time workers usually have hospital, medical, prescription drug, behavioral health and substance abuse, dental, vision and life insurance benefits. The New York Hotel Trades Council and Hotel Association of New York City, Inc. Prepaid Legal Services Fund (the “Legal Fund”) provides personal legal assistance in certain areas of law for eligible participants and their covered dependents. During 2013 and 2012, the Company contributed $3,510,730 and $3,202,501, respectively, to the Fund and the Legal Fund. The amount of contributions to the plans increased from 2012 to 2013 as a result of an increase in the number of employees covered by the plan, and scheduled increases in the contractual contribution rate.

10 - LEASE ARRANGEMENTS

Ground Lease
The ground rent lease agreement on the underlying land expires on June 18, 2086. Pursuant to the terms of the lease agreement, rent is payable at a fixed rate of $136,776 a year through June 1, 2028, after which ground rent is payable at an amount equal to the fair market rental value of the land.

BROOKLYN RENAISSANCE HOTEL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10 - LEASE ARRANGEMENTS (Continued)

Restaurant Lease
The Hotel restaurant was leased under a noncancelable operating lease scheduled to expire on November 30, 2023. On February 28, 2012, the restaurant lease was terminated in exchange for approximately $152,000. The Company charged off $1,034,726 in rent adjustment related to the straight-lining of the lease and $192,217 in unamortized leasing commissions. Upon the termination of the restaurant lease, the Company ceased depreciation on the restaurant equipment.

In May 2013, the restaurant space was leased under a noncancelable operating lease scheduled to expire on May 31, 2028. The lease includes a renewal option and provisions for additional rent based on increases in property taxes and common area maintenance over base period amounts.

Future minimum lease payments to be received are approximately as follows:

Year Ending
December 31,

2014	$462,000
2015	541,000
2016	585,000
2017	605,000
2018	589,000
Thereafter	6,254,000
$9,036,000

The new restaurant is scheduled to commence operations in 2014. Rent payments begin in February 2014. Depreciation on the restaurant equipment was reinstated effective May 2013.

11 - SPONSORSHIP AGREEMENT

On March 16, 2012, the Company entered into a two-year sponsorship agreement (the “Agreement”) with Brooklyn Events Center, LLC ( “Barclays Center”), the National Basketball Association (the “NBA”) sports and entertainment arena under construction in Brooklyn, New York at the time. The term of the Agreement began with the Barclays Center’s first ticketed event on September 28, 2012. Under the Agreement, the Company would pay a non-refundable rights entitlement fee of $250,000 annually and would provide Hotel space with an aggregate value of $20,000 annually, at no cost, to the Barclays Center. Annual fee adjustments were limited to 3%. In exchange, the Company would receive exclusivity in sponsorship of hotel services and could expect to achieve actualized revenues of $2,500,000 in referrals from the Barclays Center, which was met in its first year of operations. The Barclays Center would be entitled to a commission for all website bookings through the Marriott Affiliate Marketing Program.

BROOKLYN RENAISSANCE HOTEL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11 - SPONSORSHIP AGREEMENT (Continued)

On November 7, 2013, the Company amended and restated the agreement (“the Amended Agreement”) to include the New Jersey Basketball, LLC (“the Brooklyn Nets”), a member of the NBA. Under the three-year Amended Agreement, the Company agreed to pay annual non-refundable fees of $100,000 to the Barclay’s Center and annual non-refundable team rights fees of $100,000 to the Brooklyn Nets. In addition, the Company agreed to provide Hotel space with an aggregate value of $15,000 annually, at no additional cost, to both the Barclay’s Center and the Brooklyn Nets (collectively, the “Brooklyn Parties”) for each of the three years. In exchange, the Company would be the exclusive hotel services sponsor, expecting to achieve actualized revenues of $2,500,000 in referrals from the Brooklyn Parties in the second contract year. In the event the target revenue is not realized in the second year, the Company would have the option to terminate the Amended Agreement.

The Company paid $269,292 and $208,333 in total sponsorship fees during the years ended December 31, 2013 and 2012, respectively, which have been recorded as prepaid expenses and are being amortized into marketing and promotion expense over the three-year term of the Amended Agreement which matures on November 7, 2016. Total fees amortized during the years ended December 31, 2013 and 2012 were $235,417 and $52,083, respectively.

In connection with the Amended Agreement, the Company engaged a marketing manager to evaluate, monitor and manage the Company’s sponsorship agreements. This management agreement expires on August 31, 2015 and requires annual payments of $50,000, which is recorded in marketing and promotion expense.

12 - CONTINGENCIES

The Company, from time to time, is involved in various legal proceedings incurred in the normal course of business. In the opinion of management, if adversely decided, none of these proceedings would have a material effect on the Company’s financial position or results of operations.

In addition, Marriott is subject to various claims, lawsuits and governmental investigations arising in the ordinary course of business. While Marriott intends to challenge these actions, Marriott’s management cannot predict the outcome of any of the claims and any adverse decisions may impact the Company’s results of operations or cash flows in a particular fiscal period.